EXHIBIT 2.1

                            SHARE EXCHANGE AGREEMENT
                                       AND
                             PLAN OF REORGANIZATION

         This Share Exchange Agreement and Plan of Reorganization dated as of June 14, 1996 by and between Dover Downs, Inc., a Delaware corporation ("Dover Downs"), the nine shareholders to Dover Downs signatory hereto, constituting all of the shareholders of Dover Downs (the "Shareholders"), and the following two wholly-owned subsidiaries of Dover Downs, constituting all of the subsidiaries of Dover Downs: Dover Downs Entertainment, Inc., a Delaware corporation ("Entertainment"); and Dover Downs International Speedway, Inc., a Delaware corporation ("Speedway").

         WHEREAS, the parties desire to reorganize Dover Downs by establishing Entertainment as the holding company to Dover Downs, and transferring the auto speedway division of Dover Downs to Speedway; and

         WHEREAS, the corporate structure of Dover Downs immediately prior to the share exchange and corporate reorganization contemplated by this Agreement (the "Reorganization") is as follows:

                             --------------------------
                             |      Shareholders      |
                             --------------------------



                             ---------------------------
                             |    Dover Downs, Inc.    |
                             ---------------------------


   ---------------------------        ----------------------------------
   |      Dover Downs        |        |         Dover Downs            |
   |   Entertainment, Inc.   |        |  International Speedway, Inc.  |
   ---------------------------        ----------------------------------



         WHEREAS, the corporate structure of Entertainment immediately following the Reorganization will be as follows:



                             --------------------------
                             |      Shareholders      |
                             --------------------------



                             --------------------------
                             |       Dover Downs      |
                             |   Entertainment, Inc.  |
                             --------------------------


   ---------------------------        ----------------------------------
   |    Dover Downs Inc.     |        |         Dover Downs            |
   |                         |        |  International Speedway, Inc.  |
   ---------------------------        ----------------------------------




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         WHEREAS, the shareholders of Dover Downs immediately prior to the
Reorganization will become the shareholders of Entertainment immediately following the Reorganization, and will maintain the same proportionate share ownership in Entertainment as they previously held in Dover Downs; and

         WHEREAS, Entertainment and Speedway have been formed for the purpose of effecting the Reorganization and have not yet been operational; and

         WHEREAS, the capital stock of Dover Downs consists of 5,000 shares of common stock, $.10 par value (the "Dover Downs Common Stock"), of which 3,049.629 shares are issued and outstanding and held by the Shareholders; and

         WHEREAS, the capital stock of Entertainment consists of 69,000,000 shares of common stock, $.10 par value (the "Entertainment Common Stock"), 60,000,000 shares of class A common stock, $.10 par value (the "Entertainment Class A Common Stock") and 1,000,000 shares of preferred stock, $.10 par value (the "Entertainment Preferred Stock"); of which 1,000 shares of Entertainment Common Stock are issued and outstanding and held by Dover Downs and no shares of Entertainment Class A Common Stock or Entertainment Preferred Stock have been issued; and

         WHEREAS, the capital stock of Speedway consists of 5,000 shares of common stock, $.01 par value (the "Speedway Common Stock"), of which 1,000 shares are issued and

                                        3

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outstanding and held by Dover Downs; and

         WHEREAS, each of the Boards of Directors of Dover Downs, Entertainment and Speedway, by unanimous vote of all the members of each, have approved the Reorganization and this Agreement, and have authorized and directed appropriate officers of each to execute and deliver this Agreement, together with such other documents, agreements or instruments as may be required to fully effect the Reorganization;

         NOW THEREFORE, in consideration of the premises, the parties hereto agree to the following:

         1. Share Exchange.

                  (a) Each Shareholder hereby transfers to Entertainment all of the shares of Dover Downs Common Stock owned by such Shareholder in Dover Downs in exchange for newly issued shares of Entertainment Class A Common Stock, at a rate of exchange of 4,500 shares of Entertainment Class A Common Stock for each share of Dover Downs Common Stock (the "Exchange").

                  (b) The shares of Dover Downs Common Stock transferred by each Shareholder hereunder and the number of shares of Entertainment Class A Common Stock to be received in exchange is as follows:

                                        4

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                                                         Entertainment Class A
                            Dover Downs Common           Common Stock Issued
Shareholder                 Stock Transferred               In Exchange
- -----------                 ------------------           ---------------------
John W. Rollins               1,599.532                        7,197,894
Henry B. Tippie                 400                            1,800,000
Eugene W. Weaver                248.772                        1,119,474
R. Randall Rollins              250                            1,125,000
Gary W. Rollins                 250                            1,125,000
Jeffrey W. Rollins              162.5                            731,250
Melvin L. Joseph                 76.825                          345,712
John W. Rollins, Jr.             59                              265,500
Thomas Hatzis                     3                               13,500
                             ----------                      -----------
TOTALS                        3,049.629                       13,723,330


                  (c) The Exchange is intended to be tax free under Section 368(a)(1)(B) of the Internal Revenue Code.

                  (d) The Exchange will be effective as of the date of this Agreement whether or not shares of stock are physically transferred on such date. From the date of this Agreement forward, the Dover Downs Common Stock owned by each Shareholder prior to the date of this Agreement shall only represent the right to receive Entertainment Class A Common Stock in the amounts set forth herein.

                  (e) Immediately following the Exchange, the 1,000 shares of Entertainment Common Stock owned by Dover Downs will be transferred to Entertainment, by dividend,

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whereupon said shares shall be cancelled and retired.

         2. Amendment of 1991 Stock Option Plan of Dover Downs.

                  (a) The Stock Option Plan of Dover Downs adopted by its Board of Directors and shareholders on November 27, 1991 is hereby amended to apply to shares of Entertainment Class A Common Stock, has been adopted by the Board of Directors of Entertainment as its "1991 Stock Option Plan," and is hereby adopted by the Shareholders in their capacity as the shareholders of Entertainment immediately after the Exchange. For each option previously granted to purchase Dover Downs Common Stock, the option will be deemed amended to apply to shares of Entertainment Class A Common Stock at an exchange rate of 4,500 shares of Entertainment Class A Common Stock for each share of Dover Downs Common Stock, the same exchange rate as was provided for in the Exchange referred to in Section 1 above. The exercise price for each option shall be similarly adjusted, such that the prior exercise price shall be divided by 4,500 in order to yield the revised exercise price.

                  (b) The following sets forth the option grants previously made under the 1991 Stock Option Plan, the number of shares of Dover Downs Common Stock for which the options were exercisable, the number of shares of Entertainment Class A Common Stock for which the options are now exercisable, and the revised exercise price for each such option:


                                                         Number of                 Number of
                                                         Shares of                 Shares of
                                                        Dover Downs              Entertainment          Revised
                                    Date of                Common                   Class A             Exercise
    Employee                        Grant                   Stock                 Common Stock       Price Per Share
- --------------                      -------             -----------              --------------      --------------
Denis McGlynn                       8/31/91                  25                     112,500            $ .46222
Denis McGlynn                       3/31/95                 100                     450,000            $1.33333
Eugene W. Weaver                    8/31/91                  25                     112,500            $ .46222
Melvin L. Joseph                    3/31/95                  25                     112,500            $1.33333


                  (c) The 1991 Stock Option Plan is hereby amended such that no further options may be granted thereunder. The 1991 Stock Option Plan shall continue in full force and effect with respect to the above previously granted options only.

                  (d) Effective upon the date on which Entertainment offers any shares of Entertainment Common Stock to the public pursuant to a registration statement filed under the federal Securities Act of 1933, as amended, all Incentive Stock Option Agreements referencing the 1991 Stock Option Plan are automatically amended, by express provision therein, to eliminate any purchase option available to Entertainment to acquire from an optionee any shares of Entertainment Class A Common Stock acquired pursuant to the exercise of an option granted under the 1991 Stock Option Plan.

                  (e) All Incentive Stock Option Agreements referencing the 1991 Stock Option Plan are hereby amended to eliminate any put option available to an optionee to require that Entertainment purchase all or any portion of the shares of Entertainment Class A Common Stock

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acquired pursuant to the exercise of an option granted under the 1991 Stock
Option Plan, such amendment to be effective upon the date on which, but only in the event that, Entertainment offers any shares of Entertainment Common Stock to the public pursuant to a registration statement filed under the federal Securities Act of 1933, as amended. This amendment must be consented to by the optionees under the 1991 Stock Option Plan before it becomes effective.

                  (f) It is the parties intent that the above conversion of and amendments to the 1991 Stock Option Plan shall not be deemed a "modification" within the meaning of Section 424(h)(3) of the Internal Revenue Code or otherwise affect the tax status of option grants previously made under the 1991 Stock Option Plan, all of which shall continue to be treated as qualified incentive stock options.

         3. Speedway Business Transfer.

                  (a) Immediately after the Exchange and effective as of the date of this Agreement, Dover Downs shall transfer to Entertainment, by dividend, 1,000 shares of Speedway Common Stock, constituting all of the issued and outstanding capital stock of Speedway, with the result that Speedway shall become a wholly-owned subsidiary of Entertainment.

                  (b) Effective as of August 1, 1996, Dover Downs shall transfer, assign, and deliver to Speedway the assets, business and goodwill of its auto racing division, and Speedway

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shall assume and agree to perform and discharge the liabilities, contracts and obligations of said auto racing division (the "Speedway Business Transfer").

                  (c) The parties agree to execute and deliver such further agreements, documents or instruments, including assignments and assumption agreements, as shall be deemed necessary to effect the Speedway Business Transfer.

                  (d) The Speedway Business Transfer is intended to be a tax free transaction effected by means of a dividend by Dover Downs to Entertainment, with a corresponding contribution by Entertainment to the capital of Speedway, of the auto racing division of Dover Downs.

         4. Disclosure.

                  Each Shareholder acknowledges receiving a copy of the Certificate of Incorporation of Entertainment, as amended June 14, 1996, and the Bylaws of Entertainment, as amended and restated June 14, 1996, setting forth, among other things, the rights and preferences of Entertainment Class A Common Stock and certain restrictive legends to be placed on the Entertainment Class A Common Stock.

         5. Miscellaneous.


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                  (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

                  (b) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  (c) Amendment, Modification and Waiver. This Agreement may be modified, amended and supplemented by mutual written agreement of the Shareholders and the respective Boards of Directors of the parties hereto, or their respective authorized officers. Each party may waive any condition intended to be for its benefit. Each amendment, modification, supplement or waiver shall be in writing and signed by the parties to be charged.

                  (d) Entire Agreement. This Agreement represents the parties' entire Agreement and no provision or document of any kind shall be included in, or form a part of, this Agreement unless it is in writing and is delivered to the other party by the party to be charged.

                  (e) Prior Negotiations. All prior negotiations and discussions by and among the parties to this Agreement which are not reflected or set forth in this Agreement are merged into this Agreement.


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         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.


                         DOVER DOWNS ENTERTAINMENT, INC.

                         By: /s/ Denis McGlynn
                            --------------------------------------
                                  Denis McGlynn, President


                         DOVER DOWNS, INC.



                         By: /s/ Denis McGlynn
                            --------------------------------------
                                  Denis McGlynn, President


                         DOVER DOWNS INTERNATIONAL SPEEDWAY, INC.



                         By: /s/ Denis McGlynn
                            --------------------------------------
                                  Denis McGlynn, President


                         SHAREHOLDERS:

                         /s/ John W. Rollins
                         ----------------------------------------
                         John W. Rollins


                         /s/ Henry B. Tippie
                         ----------------------------------------
                         Henry B. Tippie


                         /s/ Eugene W. Weaver
                         ----------------------------------------
                         Eugene W. Weaver


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                         /s/ R. Randall Rollins
                         ----------------------------------------
                         R. Randall Rollins


                         /s/ Gary W. Rollins
                         ----------------------------------------
                         Gary W. Rollins


                         /s/ Jeffrey W. Rollins
                         ----------------------------------------
                         Jeffrey W. Rollins


                         /s/ Melvin L. Joseph
                         ----------------------------------------
                         Melvin L. Joseph


                         /s/ John W. Rollins, Jr.
                         ----------------------------------------
                         John W. Rollins, Jr.


                         /s/ Thomas Hatzis
                         ----------------------------------------
                         Thomas Hatzis



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EMPLOYEE JOINDER

         The undersigned employees, having previously been granted options under the 1991 Stock Option Plan, consent to the amendments to the 1991 Stock Option Plan identified in Section 2 to this Agreement.


/s/ Denis McGlynn
- ----------------------------------
Denis McGlynn


/s/ Eugene W. Weaver
- ----------------------------------
Eugene W. Weaver


/s/ Melvin L. Joseph
- ----------------------------------
Melvin L. Joseph



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